Exhibit (d)(3)
                             SECOND AMENDMENT TO THE
                              MANAGEMENT AGREEMENT
                                     BETWEEN
                              ACCESSOR FUNDS, INC.
                                       AND
                       BENNINGTON CAPITAL MANAGEMENT L.P.
                    (formerly Bennington Capital Management)


         This SECOND AMENDMENT TO THE MANAGEMENT AGREEMENT (the "Agreement"), is entered into this 29th day of May, 1996, by and between ACCESSOR FUNDS, INC., a Maryland corporation (the "Fund") and BENNINGTON CAPITAL MANAGEMENT L. P., a Washington limited partnership, formerly Bennington Capital Management, a Washington general partnership ("Bennington").

                                                     BACKGROUND

         A. The Fund and Bennington entered into a Management Agreement on June 17, 1992 wherein the Fund employed Bennington to manage the investment and reinvestment of the Fund's assets, to act as a discretionary money manager to certain of the portfolios and to administer the Fund's business and administrative operations. Pursuant to Section 6 of the Agreement, Bennington is compensated for its services on a percentage of the average daily net assets of the portfolios of the Fund.

B. On May 24, 1994, the Fund and Bennington entered into the First Amendment to the Management Agreement, which amended the Management Agreement to include the Institutional Investor Fixed-Income Portfolio, the International Fixed-Income Portfolio and the Municipal Intermediate Fixed-Income Portfolio and to remove the Equity Market Portfolio. C. The Board of Directors approved the cessation of operations and liquidation of the Institutional Investor Fixed-Income Portfolio effective August 28, 1995, the change of name of the Small Cap Portfolio to the Small to Mid Cap Portfolio effective September 15, 1995, the cessation of operations and liquidation of the Municipal Intermediate Fixed-Income Portfolio effective December 4, 1995, and the termination of registration of the International Fixed-Income Portfolio effective April 29, 1996. D. The Fund and Bennington each wish to amend the Agreement to remove the Institutional Investor Fixed-Income Portfolio, the Municipal Intermediate Fixed-Income Portfolio and the International Fixed-Income Portfolio.

                                                      AGREEMENT

         Therefore, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The first paragraph of Section 6 of the Agreement is hereby amended and shall now read as follows:

         The Manager shall receive annual fees from each Portfolio for providing the services and furnishing the facilities pursuant to this Agreement in the following amounts:

                                                       Management Fee (as a
                                                      percentage of average
           Portfolio                                    daily net assets)

           Growth                                                 0.45%
           Value and Income                                       0.45%
           Small to Mid Cap                                       0.60%
           International Equity                                   0.55%
           Intermediate Fixed-Income                              0.36%
           Short-Intermediate Fixed-Income                        0.36%
           Mortgage Securities                                    0.36%
           U.S. Government Money                                  0.25%

         IN WITNESS WHEREOF, the parties have entered into this Second Amendment to the Agreement as of the day and year first above set forth.

                                 ACCESSOR FUNDS, INC.



                                 By:/s/Ravindra A. Deo
                                   Ravindra A. Deo
                                   Vice President and
                                   Principal Financial and
                                   Accounting Officer

                                 BENNINGTON CAPITAL MANAGEMENT L.P.
                                 By:  Bennington Management Associates, Inc.
                                 Its Managing General Partner



                                 By:/s/J. Anthony Whatley III
                                    J. Anthony Whatley III, President